[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.27

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE

BETWEEN

ADURO BIOTECH INC

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

CYCLIC-DI-NUCLEOTIDES THAT STIMULATE HUMAN STING VARIANTS

AND

STIMULATOR OF INTERFERON GENE

UC Case No.: [ * ]

U.S. Patent application Serial Nos. [ * ]

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE

FOR

CYCLIC-DI-NUCLEOTIDES THAT STIMULATE HUMAN STING VARIANTS

AND

STIMULATOR OF INTERFERON GENE

UC Case Nos.: [ * ]

U.S. patent applications [ * ]

This Exclusive License Agreement (“Agreement”) is effective September 25, 2014 (“Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94704-1347 (“REGENTS”) and ADURO BIOTECH, INC, a Delaware corporation having a principal place of business at 626 Bancroft Way, Berkeley, CA 94710-2224 (“LICENSEE”). The parties agree as follows.

1.	BACKGROUND

1.1	REGENTS has an assignment of the invention entitled, “[ * ],” invented by [ * ], employed by the University of California, as described in REGENTS’ Case No. [ * ], and the invention entitled “[ * ],” invented by [ * ], employees of Aduro Biotech, as described in REGENTS’ Case No. [ * ] (the “INVENTION”) and to the patents and patent applications under REGENTS’ PATENT RIGHTS and JOINT PATENT RIGHTS as defined below, which are directed to the INVENTION.

1.2	LICENSEE entered into a Secrecy Agreement with REGENTS effective April 16, 2013 and a Letter Agreement with REGENTS effective May 2, 2013 for the purpose of evaluating the INVENTION and granting LICENSEE an exclusive right to negotiate an option or exclusive license in REGENT PATENT RIGHTS to the INVENTION.

1.3	LICENSEE has provided REGENTS with a commercialization plan for the INVENTION and business strategy in order to evaluate its capabilities as a LICENSEE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.4	The development of the INVENTION was sponsored in part by various grants by U.S. Government agencies, and as a consequence, REGENTS elected to retain title to the INVENTION subject to the rights of the U.S. Government under 35 USC 200-212 and implementing regulations, including that REGENTS, in turn, has granted back to the U.S. Government a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the INVENTION for or on behalf of the U.S. Government throughout the world. These U.S. Government grants are National Institutes of Health Contract Nos. AI063302, AI075039, AI080749, AI082357 and OD008677.

1.5	REGENTS and LICENSEE wish to have the INVENTION developed and commercialized so that products resulting therefrom may be available for public use and benefit on a timeline that is reasonable in light of the financing and development requirements of such products.

1.6	LICENSEE wishes to acquire, and REGENTS wishes to grant to LICENSEE, an exclusive license under the REGENTS’ PATENT RIGHTS and REGENT’s right title and interest in the JOINT PATENT RIGHTS for the purpose of developing and commercializing LICENSED PRODUCT(S) on the terms set forth herein.

2.	DEFINITIONS

2.1	“AFFILIATE” of LICENSEE means any entity that, directly or indirectly, Controls LICENSEE, is Controlled by LICENSEE, or is under common Control with LICENSEE. “Control” means (i) having the actual, present capacity to elect a majority of the directors of such affiliate, (ii) having the power to direct at least [ * ] of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law so long as control is secured by such ownership.

2.2

“CRE” shall mean efforts and diligence in developing and commercializing LICENSED PRODUCTS, LICENSED METHOD, or LICENSED SERVICE and in undertaking investigations and actions required to obtain regulatory approvals, necessary to market LICENSED PRODUCTS, LICENSED METHOD or LICENSED SERVICE in the LICENSED FIELD, such reasonable efforts and diligence to be, on a country-by-country basis, in accordance with the efforts and resources LICENSEE would use for a product candidate owned or licensed by it or to which it has similar rights, which is of similar market potential as the applicable LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE taking into account all relevant factors including without limitation the competitiveness of the marketplace; the proprietary position of the LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE; the relative potential safety and efficacy of the LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE; any third party intellectual property required for development or commercialization, logistical challenges; applicable laws, rules, and regulations; timing of market entry and competitive landscape; the cost of goods and availability

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of capacity to manufacture and supply the LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE at commercial scale, the profitability of the applicable LICENSED PRODUCT, and technical, legal, scientific or medical factors. CRE does not include LICENSEE, (i) prior to filing for the first regulatory approval for LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE [ * ] for a LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE for [ * ] or (ii) after First Commercial Sale, [ * ] related to LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE for [ * ].

2.3	“FIRST COMMERCIAL SALE” means, with respect to a LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE, the first sale in the United States in an arms-length transaction of such LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE to a Third-Party by LICENSEE, its Affiliates or a Sublicensee as part of a national commercialization effort after NDA approval.

2.4	“IND APPROVAL” means the expiration of the thirty-day waiting period for IND effectiveness, or earlier approval to proceed with clinical trial(s) under the IND, or, if a clinical hold is imposed, notification from a Division Director that the clinical trial may proceed.

2.5	“Joint PATENT RIGHTS” means (i) U.S. Patent Application Serial Number [ * ] and assigned to REGENTS and LICENSEE; (ii) U.S. Patent Application Serial Number [ * ] and assigned to REGENTS and LICENSEE; (iii) U.S. Patent Application Serial Number [ * ] and assigned to REGENTS and LICENSEE; (iv) PCT Application Serial Number [ * ] and assigned to REGENTS and LICENSEE; (v) any patent applications, utility models, inventors certificates, invention registrations, continuing applications, divisional applications, substitutions, continuation-in-part applications, and equivalents thereof in any jurisdiction anywhere in the world, in each case to the extent that claims in such filings are entitled to the filing date of the patent applications in (i)-(iv); and (vi) any granted patents issuing on (i)-(v) including any reissues, re-examinations, or extensions thereof.

2.6	“LICENSED FIELD OF USE” means any and all uses in all fields.

2.7	“LICENSED METHOD” means any process or method the use or practice of which, but for the license pursuant to this Agreement, would infringe any VALID CLAIM under REGENT PATENT RIGHTS or JOINT PATENT RIGHTS in that country in which the LICENSED METHOD is used or practiced.

2.8	“LICENSED PRODUCTS” means all products or component parts of a product the manufacture, use, SALE, offer for SALE, or import of which: a) would require the performance of the LICENSED METHOD; or b) but for the license granted pursuant to this Agreement, would infringe a VALID CLAIM under REGENT PATENT RIGHTS or JOINT PATENT RIGHTS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.9	“LICENSED SERVICE” means provision of a service for a third party, the performance of which would infringe a VALID CLAIM under REGENT PATENT RIGHTS or JOINT PATENT RIGHTS.

2.10	“LICENSED TERRITORY” means any country or jurisdiction having a VALID CLAIM within the REGENT PATENT RIGHTS or JOINT PATENT RIGHTS.

2.11	“NDA” shall mean a new drug application (as defined in Title 21 of the United States Code of Federal Regulations, as amended from time to time) filed with the FDA seeking Regulatory Approval to commercialize LICENSED PRODUCTS.

2.12	“NET SALES” means amounts invoiced by LICENSEE or a sublicensee for SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS, less the sum of customary deductions to the extent permitted under U.S. Generally Accepted Accounting Principles and actually taken, which may include cash, trade or quantity discounts, discounts or rebates to governmental, supranational, buying groups (such as PAHO, UNICEF, GAVI, or the Gulf Consortium), or managed care organizations, credits or deductions for rejected product, returns, expired product or bad debts; sales, use, tariff, import/export duties or other excise taxes or duties (but not income taxes derived from such sales); and handling and transportation charges; and value added taxes but only to the extent such tax is not subject to a credit and deduction to a taxing authority. Sales of a LICENSED PRODUCT by and between LICENSEE and its Affiliates and Sublicensees are not sales to third parties and shall be excluded from Net Sales calculations for all purposes; provided that any resale by the purchaser to a third-party distributor or to a third-party for end use, shall be included in Net Sales. Compassionate use, “named patient sales”, sales made in connection with clinical trials, and product donations shall be excluded from Net Sales calculations.

In the event that LICENSED PRODUCTS, LICENSED SERVICES or LICENSED METHODS are COMBINATION PRODUCTS, the NET SALES of such COMBINATION PRODUCT, for the purposes of determining royalty payments pursuant to this Agreement, shall be determined by multiplying the NET SALES of the COMBINATION PRODUCT (as defined below) during the applicable royalty reporting period, by the fraction A/(A+B), where A is the fair market value of the LICENSED PRODUCTS, LICENSED SERVICES or LICENSED METHODS, and B is the fair market value of all OTHER COMPONENTS included in the COMBINATION PRODUCT. If a COMBINATION PRODUCT is sold, whether or not the OTHER COMPONENTS are also sold separately, LICENSEE and the REGENTS shall make a good faith determination of the respective fair market values of the LICENSED PRODUCT, LICENSED SERVICES or LICENSED METHODS and all OTHER COMPONENTS included in the COMBINATION PRODUCT. If neither such LICENSED PRODUCT nor any other active ingredient in the COMBINATION PRODUCT is sold separately, the adjustment to NET SALES shall be determined by the REGENTS and the LICENSEE in good faith to reasonably reflect the fair market value of the contribution of such Product in the COMBINATION PRODUCT to the total fair market value of such COMBINATION PRODUCT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.13	“COMBINATION PRODUCT” means a LICENSED PRODUCT, LICENSED SERVICE or LICENSED METHOD that incorporates at least one OTHER COMPONENT. For clarity, all references to “LICENSED PRODUCTS, LICENSED SERVICES or LICENSED METHODS” in this Agreement shall be deemed to include COMBINATION PRODUCTS.

2.14	“OTHER COMPONENT” means a proprietary active therapeutic ingredient or a delivery device, in each case that is not itself a LICENSED PRODUCT, LICENSED SERVICE or LICENSED METHOD.

2.15	“REGENTS’ PATENT RIGHTS” means REGENTS’ rights in (i) U.S. Patent Application, Serial Number [ * ], and assigned to REGENTS; (ii) U.S. Patent Application, Serial Number [ * ], and assigned to REGENTS; (iii) International Patent Application, Serial Number [ * ], and assigned to REGENTS; (iv) any patent applications, utility models, inventors certificates, invention registrations, continuing applications, divisional applications, substitutions, continuation-in-part applications, and equivalents thereof in any jurisdiction anywhere in the world, in each case to the extent that claims in such filings are entitled to the filing date of the patent applications in (i)-(iii)); (v) any granted patents issuing on (i)-(iv) including any reissues, re-examinations, or extensions thereof.

2.16	“SALE” means, for LICENSED PRODUCTS and LICENSED SERVICES, the act of selling, leasing or otherwise transferring, providing, or furnishing such product or service, and for LICENSED METHOD the act of performing such method for any consideration. Correspondingly, “SOLD” means to have made or caused to be made a SALE.

2.17	“VALID CLAIM” shall mean a claim in an issued, unexpired patent included within the REGENT PATENT RIGHTS or JOINT PATENT RIGHTS or in a pending patent application (which claim is pending for no more than [ * ] years) that (a) has not been cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction from which no appeal has or can be taken, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding. If a claim is pending for more than [ * ] years and later issues in a patent, then as of the patent issue date, the claim again becomes a VALID CLAIM.

3.	GRANT

3.1

Subject to the terms and conditions set forth in this Agreement, including the license granted to the U.S. Government and the rights reserved in Paragraph 3.3, REGENTS hereby grants to LICENSEE and LICENSEE hereby accepts an exclusive (even as to REGENTS other than as otherwise specifically reserved in Section 3.3) worldwide royalty-bearing sublicensable license under REGENTS’

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

PATENT RIGHTS and REGENTS’S right, title and interest in JOINT PATENT RIGHTS to make, have made, use, have used, SELL, have SOLD, offer for SALE, import, have imported, export, have exported, develop, have developed, commercialize, and have commercialized LICENSED PRODUCTS and LICENSED SERVICES, and to practice the LICENSED METHOD, in the LICENSED FIELD OF USE in the LICENSED TERRITORY.

3.2	The license under Paragraph 3.1 will be exclusive for a term commencing on the Effective Date and ending on the date of the last-to-expire VALID CLAIM under REGENT PATENT RIGHTS or JOINT PATENT RIGHTS, unless earlier terminated as permitted herein.

3.3	Nothing in this Agreement will be deemed to limit the right of REGENTS to publish any and all technical data resulting from any research performed by REGENTS relating to the INVENTION. REGENTS expressly reserves the right to use the INVENTION and related technology for its educational and research purposes, to permit other nonprofit institutions to practice the INVENTION for educational and research purposes; to disseminate the other tangible materials associated with, or required to practice the INVENTION and/or the REGENT PATENT RIGHTS and JOINT PATENT RIGHTS to researchers at nonprofit institutions for their educational and research purposes.

3.4	This Agreement will terminate ninety (90) days after written notice from REGENTS, if LICENSEE files a claim, including in anyway, the assertion that any portion of the REGENT PATENT RIGHTS or JOINT PATENT RIGHTS is invalid or unenforceable where the filing is by and assuming such claim is not withdrawn, the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE.

3.5	LICENSEE will have a continuing responsibility to keep REGENTS informed of the large/small entity status, as defined in 15 U.S.C. 632, of itself and its sublicensees.

3.6	The INVENTION was funded in part by the U.S. Government. In accordance with PL 96-517 as amended by PL 98-620, to the extent required by law or regulation, any products covered by patent applications or patents claiming the INVENTION and sold in the United States will be substantially manufactured in the United States. If such manufacture is not reasonable, REGENTS shall reasonably cooperate with LICENSEE in seeking exemption for such requirement.

4.	SUBLICENSES

4.1	REGENTS also grants to LICENSEE the right to sublicense to AFFILIATES and third parties some or all of its rights hereunder provided that LICENSEE has exclusive rights under this Agreement to the rights being sublicensed at the time of sublicensing. LICENSEE agrees to use its CRE to enforce the provisions of any sublicense of the rights hereunder to the extent material to REGENTS. Every such sublicense will include:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a)	a statement setting forth the date upon which LICENSEE’S exclusive rights, privileges, and license hereunder will expire;

(b)	as applicable, all the rights of, and require the performance of all the obligations due to, REGENTS (and, if applicable, the United States Government) under this Agreement other than those rights and obligations specified in

(c)	as applicable, all the rights of, and require the performance of all the obligations due to, REGENTS (and, if applicable, the United States Government) under this Agreement other than those rights and obligations specified in Article 5 (License Issue Fee) and Paragraph 6.5 (minimum annual royalty);

(d)	a provision requiring payment of royalties to LICENSEE in an amount sufficient to permit LICENSEE to meet its royalty obligations to REGENTS at the rates and bases set forth in this Agreement; and

(e)	the same provision for indemnification of REGENTS as has been provided for in this Agreement.

4.2	In the event LICENSEE grants a sublicense to the REGENTS’ PATENT RIGHTS and JOINT PATENT RIGHTS, LICENSEE shall pay REGENTS the following percentages of any SUBLICENSING REVENUE (the “SUBLICENSING REVENUE PERCENTAGE” or “SLP”) received by LICENSEE from such sublicensee based on the LICENSED PRODUCT, LICESED METHOD or LICENSED SERVICE being sublicensed where “SUBLICENSING REVENUE” means, up front license fee payments and/or annual license fees to the extent attributable to the grant of a sublicense of rights under this Agreement, but shall exclude, royalties, minimum royalties, milestone payments (but subject to the last paragraph of this subsection), development services payments at fair market value, legal fees for sublicensing, research funding plus reasonable overhead and profit, amounts at up to [ * ] of fair market value directly for development, sales, and/or marketing activities, debt financing at up to [ * ] of fair market value, purchase of equity at up to [ * ] of fair market value, and/or reimbursement of patent filing, prosecution and maintenance fees and expenses:

(a)	[ * ]: [ * ].

(b)	[ * ]: [ * ].

(c)	[ * ]: [ * ].

(d)	[ * ]: [ * ].

(e)	If SUBLICENSING REVENUE is received from any sublicense or other transfer of rights granted under this Agreement where such transaction includes:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

i.	[ * ] the payments made by LICENSEE to the third party in respect of the Third Party Licensed Rights and

ii.	[ * ] the payments made by LICENSEE to such third parties in respect of the Third Party Licensed Rights.

Notwithstanding anything to the contrary the final amount of SUBLICENSING REVENUE payable after permitted reductions shall not be less than [ * ] of the amount payable prior to the application of deductions.

4.3	LICENSEE will notify REGENTS of each sublicense granted hereunder and furnish to REGENTS a copy of each such sublicense agreement, provided any provisions that are not relevant to LICENSEE’S fulfillment of its obligations under this Agreement may be redacted.

4.4	LICENSEE will deliver all reports due REGENTS and received from sublicensees.

4.5	AFFILIATES will have no licenses under REGENT PATENT RIGHTS and JOINT PATENT RIGHTS except as granted by sublicense pursuant to this Agreement.

4.6	LICENSEE remains responsible for the payment of all monies and other consideration due REGENTS as a consequence of sublicenses, and deliver all reports due REGENTS and received from sublicensees, provided LICENSEE may require sublicensees to make reports and payments directly to REGENTS in the interests of timing. Should a sublicensee breach its payment obligations under a sublicense, LICENSEE shall pay to REGENTS its proportional share of any monies actually recovered from the sublicensee after payment by LICENSEE of its reasonable collection costs and legal fees and costs related thereto.

4.7	To the extent permitted under the sublicense agreement, a sublicensee shall have the right to grant further sublicenses to its AFFILIATE and third parties to the extent such sublicensee deems such further sublicense to be commercially reasonable, useful or necessary for the development and/or commercialization of LICENSED PRODUCT(S), LICENSED SERVICE or LICENSED METHOD(S) in accordance with this Agreement; provided that (i) such further sublicense is subject to a written sublicense agreement and is bound by all of the applicable terms, conditions, obligations, restrictions and other covenants of this Agreement that protect or benefit the REGENTS’ (and, if applicable, the U.S. Government’s) rights and interests under this Agreement, and (ii) the sublicensee shall, within [ * ] days after issuing any further sublicense, furnish to LICENSEE for delivery to REGENTS, subject to any confidentiality provisions with third parties, a copy of each such sublicense agreement, provided any provisions that are not relevant to LICENSEE’S fulfillment of its obligations under this Agreement may be redacted..

4.8	Upon termination of this Agreement for any reason, all sublicenses that are granted by LICENSEE pursuant to this Agreement where the sublicensee is in compliance with its sublicense agreement as of the date of such termination will remain in effect and, will be assigned to REGENTS except that REGENTS will not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of REGENTS set forth in this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.9	Beginning on [ * ] and thereafter:

(a)	If REGENTS provides the LICENSEE written clinical or other compelling and reliable scientific, safety and commercial evidence demonstrating a significant commercial opportunity within the LICENSED FIELD OF USE, which use was undiscovered as of the Effective Date and at the time of notice from REGENTS is not currently being developed or commercialized, and is not the subject of a plan to be developed or commercialized, by LICENSEE, its Affiliates or sublicensees (the “NEW FIELD”), LICENSEE shall use CRE either to provide REGENTS with a development plan and start development in the NEW FIELD, or attempt to sublicense the NEW FIELD use to a third party.

(b)	If within [ * ] months of such written notification by REGENTS, LICENSEE has not initiated reasonable efforts to finance, develop or sublicense the NEW FIELD, REGENTS may for the following [ * ] months (the “Negotiation Period”) on written notice to the LICENSEE enter into negotiations with a third party for a license to the NEW FIELD. If (i) REGENTS has during the Negotiation Period a bona fide offer from a third party (“Third Party Licensee”) to enter into a license for the development of the NEW FIELD on terms that reflect fair market value for the rights to be granted, (ii) the Third Party Licensee has submitted a bona fide development and commercialization plan for the NEW FIELD, and (iii) REGENTS and LICENSEE have agreed in writing that development of the indication as planned will not adversely affect current or anticipated development and commercialization of LICENSED PRODUCTS and LICENSED SERVICES including, without limitation, obtaining approval or sales for LICENSED PRODUCTS for anticipated indications for use, REGENTS may enter into the license contemplated in 4.9(b)(ii) in the NEW FIELD with such Third Party Licensee. Upon execution of the new license meeting all the requirements herein, the LICENSED FIELD OF USE shall be amended mutatis mutandis. For clarity, such amendment to the LICENSED FIELD OF USE permitted by this Section shall not be effective until REGENTS and the third party licensee enters into the proposed license.

(c)	If a license meeting the requirements herein is not executed by REGENTS and the Third Party Licensee prior to the end of such Negotiation Period, then the license shall not be granted by REGENTS and the termination of the relevant indication and amendment of the LICENSED FIELD OF USE shall not be effective. If any license with the Third Party Licensee that is permitted under this provision is terminated, written notice of the same will be delivered to LICENSEE and the terminated rights shall be automatically restored as part of LICENSEE’s rights under this Agreement as of the date of termination, unless requested otherwise by the LICENSEE. Following such restoration, the terms and conditions under this Section 4.9 will be reinstated and restored in full force as of the termination date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.10	For clarity, this Section shall not be applicable if LICENSEE reasonably demonstrates to REGENTS that commercializing such LICENSED PRODUCT(S) or LICENSED SERVICE(S) or granting such a sublicense in the NEW FIELD would have a potentially adverse commercial effect upon development, marketing or sales, or future development, marketing or sales, of the LICENSED PRODUCT(S) or LICENSED SERVICES.

5.	LICENSE ISSUE FEE

LICENSEE will pay to REGENTS a license issue fee of Fifty Thousand US Dollars (US$50,000) due within [ * ] days of signing this Agreement by both parties. This fee is non-refundable and is not an advance against royalties or other payments due under this Agreement.

6.	ROYALTIES, ANNUAL LICENSE MAINTENANCE FEE AND MINIMUM ROYALTIES

6.1	For the duration of the term of this Agreement, LICENSEE will pay to REGENTS earned royalties at the rate of [ * ] of the NET SALES of LICENSED PRODUCT(S) OR LICENSED METHOD; subject to the following:

(a)	If LICENSEE [ * ] to make any payment (including upfront payments, milestones, royalties or other license fees or payments) to a third party to obtain a license or other patent rights [ * ], such third party payments will be creditable against amounts owed to REGENTS in the order such amounts are owed until fully credited, provided that [ * ] will credits reduce any amounts owed to REGENTS by more than [ * ] of amounts owed to REGENTS [ * ]. When making payment under this Paragraph 6.1 (i), LICENSEE shall provide REGENTS with supporting information and documentation used to determine the amount of any such credit.

6.2	Royalties accruing to REGENTS will be paid to REGENTS quarterly within [ * ] days after the end of each calendar quarter, and [ * ] days with respect to NET SALES by sublicensees.

6.3	LICENSEE will also pay to REGENTS an annual license maintenance fee of Twenty Thousand U.S. Dollars (US$20,000) beginning on the first anniversary date of the Effective Date and on each anniversary of the Effective Date thereafter during the term of the AGREEMENT until the FIRST COMMERCIAL SALE by LICENSEE of a LICENSED PRODUCT.

6.4

Beginning with the first calendar year that begins after FIRST COMMERCIAL SALE and for each succeeding calendar year thereafter, LICENSEE will pay to the REGENTS a minimum annual royalty of [ * ] increasing by [ * ] every year

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

thereafter but capped at a total of [ * ] per year in minimum royalties for the remainder of term of this Agreement. This minimum annual royalty will be paid to the REGENTS by January 30 of each such calendar year and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

6.5	LICENSEE will pay the following one-time milestone payments on the first occurrence of the following:

(a)	LICENSEE will pay to REGENTS a non-refundable, non-creditable milestone payment of [ * ] within [ * ] days of [ * ].

(b)	LICENSEE will pay to REGENTS a non-refundable, non-creditable milestone payment of [ * ] within [ * ] days of [ * ].

(c)	LICENSEE will pay to REGENTS a non-refundable, non-creditable milestone payment of [ * ] within [ * ] days of [ * ].

(d)	LICENSEE will pay to REGENTS a non-refundable, non-creditable milestone payment of [ * ] within [ * ] days of [ * ]..

(e)	LICENSEE will pay to REGENTS a non-refundable, non-creditable milestone payment of [ * ] within [ * ] days of [ * ].

6.6	All payments due REGENTS will be payable in United States Dollars. When LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD are SOLD for monies other than United States Dollars, royalties will first be determined in the foreign currency of the country in which the SALE was made and then converted into equivalent United States Dollars. The exchange rate will be that rate quoted in the Wall Street Journal on the average of last [ * ] business days of the reporting period.

6.7	If any patent or patent application, or any claim thereof, included within REGENTS’ PATENT RIGHTS or JOINT PATENT RIGHTS does not include a VALID CLAIM all obligation to pay royalties based on such patent, patent application or claim, or any claims patentably indistinct therefrom, will cease as of the date of such expiration or final decision. LICENSEE will not, however, be relieved from paying any royalties that accrued before such expiration or decision or that are based on another VALID CLAIM.

6.8	Payments due and payable to REGENTS for SALES occurring in any country outside the United States will be reduced by any taxes, fees, or other charges or withholding imposed by the government of such country on the remittance of royalty income. LICENSEE will also be responsible for all bank transfer charges, shall reasonably cooperate with REGENTS in the recovery of any amounts paid by LICENSEE on REGENTS’ behalf.

6.9	LICENSEE will make all payments under this Agreement by check payable to “The Regents of the University of California” and forward it to: University of California, Innovation Alliances and Services (IAS), Attn: Accounts Receivable, 1111 Franklin Street, 5th Floor, Oakland, CA 94607.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.10	No earned royalties will be collected or paid to REGENTS hereunder on SALES to, or for use by, the United States Government. LICENSEE will reduce the amount charged for such SALES by an amount equal to the earned royalty otherwise due REGENTS as provided herein.

7.	DUE DILIGENCE

7.1	LICENSEE will use its CRE to proceed with the development, manufacture, and SALE of LICENSED PRODUCTS, and will use its CRE to manufacture LICENSED PRODUCT in quantities sufficient to meet the market demand.

7.2	In addition to its obligations under Paragraph 7.1, LICENSEE specifically commits to achieving the following objectives in its due diligence activities under this Agreement:

Key Milestone	Year Completed
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

7.3

If LICENSEE is unable to meet any of its diligence obligations set forth in Paragraphs 7.1 and 7.2, then REGENTS will so notify LICENSEE of failure to perform. LICENSEE will have the right and option to extend the target date of any such due diligence obligation for periods of [ * ] months upon the payment of [ * ] within [ * ] days of the date to be extended for each such extension option exercised by LICENSEE, and all following milestone dates shall be adjusted accordingly. LICENSEE may further extend the target date of any diligence obligation for an additional [ * ] months upon payment of an additional [ * ], and all following milestone dates shall be adjusted accordingly. Additional extensions may be granted only by mutual written agreement of the parties to this Agreement. Payments made by LICENSEE in respect of extension periods for the achievement of a Key Milestone are in addition to the minimum royalty payments specified in Paragraph 6.5. Should LICENSEE opt not to extend the obligation or fail to meet it by the extended target date, then REGENTS will have the right and option either to terminate this Agreement or to reduce LICENSEE’s exclusive license to a non-exclusive royalty-bearing license. This right, if exercised by REGENTS, supersedes the rights granted in Article 3. The right to terminate this Agreement or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reduce LICENSEE’s exclusive license granted hereunder to a non-exclusive license will be REGENTS’ sole remedy for breach of Paragraph 7.1 or 7.2. Should REGENTS choose to reduce LICENSEE’s exclusive license to a non-exclusive royalty-bearing license, LICENSEE shall have the right to terminate this Agreement on written notice from LICENSEE to REGENTS under Article 12.

7.4	At the written request of either party for arbitration, any controversy or claim arising out of or relating to the diligence provisions of Paragraphs 7.1 and 7.2 will be settled by a single arbitrator with no fewer than [ * ] years’ experience in pharmaceutical licensing as part of an arbitration conducted in San Francisco, California in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. The arbitrator shall be mutually agreed upon by the parties unless no arbitrator can be agreed within [ * ] days of the initial request for arbitration, in which case American Arbitration Association will appoint an arbitrator, and the arbitration is concluded within [ * ] days after the initial request for arbitration. Judgment upon the award rendered by the arbitrator(s) will be binding on the parties and may be entered by either party in the court or forum having jurisdiction. For clarity, the parties intend that the judgment not be subject to review or modification by any other court or tribunal. In determination of due diligence, the arbitrator may determine solely the issues of fact or law with respect to termination of LICENSEE’s rights under this Agreement but will not have the authority to award monetary damages or grant equitable relief.

7.5	To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 7.1 or 7.2, REGENTS will give LICENSEE written notice of the deficiency. LICENSEE thereafter has [ * ] days to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the [ * ] - day period, then REGENTS may, at its option, either terminate this Agreement or reduce LICENSEE’s exclusive license to a non-exclusive license by giving written notice to LICENSEE. If LICENSEE requests arbitration and the arbitrator concludes that LICENSEE has fulfilled all of its obligations under Sections 7.1 and 7.2, then REGENTS shall not have the right to terminate this Agreement or reduce LICENSEE’s exclusive license to a non-exclusive license, and LICENSEE’s costs and expenses of arbitration shall be offset against any amounts payable to REGENTS until paid in full.. These notices will be subject to Article 23 (Notices).

8.	PROGRESS AND ROYALTY REPORTS

8.1	For the period beginning March 2015, LICENSEE will submit to REGENTS a semi-annual progress report covering LICENSEE’s activities related to the development and testing of all LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD and the obtaining of necessary governmental approvals, if any, for marketing in the United States. These progress reports will be made for all development activities until FIRST COMMERCIAL SALE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.2	Each progress report will be a sufficiently detailed summary of activities of LICENSEE and any sublicensees so that REGENTS may evaluate and determine LICENSEE’s progress in development of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and in meeting its diligence obligations under Article 7, and will include (to the extent relevant at the time of reporting) the following: summary of work completed and in progress; current schedule of anticipated events and milestones, including diligence milestones under Paragraph 7.2; anticipated market introduction dates for the licensed territories; and sublicensee’s activities during the reporting period. For clarity, any discussion by LICENSEE in a progress report as to anticipated events is speculative in all respects and subject to change and, as a result, may not be relied on by REGENTS.

8.3	LICENSEE also will report to REGENTS in its immediately subsequent progress and royalty reports, the date of first SALE.

(a)	After the FIRST COMMERCIAL SALE anywhere in the world, LICENSEE will make quarterly royalty reports to REGENTS within [ * ] days after the quarters ending March 31, June 30, September 30, and December 31, of each year. Each such royalty report will include at least the following: The number of LICENSED PRODUCTS manufactured and the estimated number SOLD;

(b)	Gross revenue from SALE of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD;

(c)	NET SALES pursuant to Paragraph 2.8;

(d)	Total royalties due REGENTS; and

(e)	Names and addresses of any new sublicensees along with a summary of the material terms of each new sublicense agreement entered into during the reporting quarter.

8.4	If no SALES have occurred during the report period, a statement to this effect is required in the royalty report for that period.

9.	BOOKS AND RECORDS

9.1

LICENSEE will keep full, true, and accurate books and records containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS and LICENSEE’s compliance with other obligations under this Agreement. Said books and records will be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and records and the supporting data will be open at all reasonable times during normal business hours upon reasonable notice, for [ * ] years following the end of the calendar year to which they pertain, to the inspection and audit by representatives of REGENTS for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement. Such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

representatives will be bound to hold all information in confidence except as necessary to communicate LICENSEE’s non-compliance with this Agreement to REGENTS.

9.2	The fees and expenses of REGENTS’ representatives performing such an examination will be borne by REGENTS. However, if an error in underpaid royalties to REGENTS of more than [ * ] of the total royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by LICENSEE.

10.	TERM OF THE AGREEMENT

10.1	Unless earlier terminated as permitted in this Agreement, the term of this Agreement shall begin on the Effective Date and will continue until the termination of the last VALID CLAIM of the REGENTS’ PATENT RIGHTS and JOINT PATENT RIGHTS.

10.2	Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles:

Article 2	Definitions

Article 4	Sublicenses

Article 9	Books and Records

Article 10	Term of the Agreement

Article 13	Disposition of Licensed Products Upon Termination

Article 16	Use of Names and Trademarks

Article 17	Limited Warranties and Limit of Liability

Article 19	Indemnification

Article 23	Notices

Article 24	Late Payments

Article 26	Confidentiality

Article 29	Applicable Law; Venue

10.3	Any termination of this Agreement will not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and will not relieve any obligations, of either party to the other party, accruing prior to termination.

11.	TERMINATION BY REGENTS

If LICENSEE materially breaches any material term of this Agreement, then REGENTS may give written notice of such material breach (“Notice of Default”) to LICENSEE. If LICENSEE should fail to remedy such material breach within ninety (90) days of the effective date of such notice, REGENTS will have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement will

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

automatically terminate on the effective date of such notice. Such termination will not relieve LICENSEE of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of REGENTS. These notices will be subject to Article 23 (Notices).

12.	TERMINATION BY LICENSEE

12.1	LICENSEE will have the right at any time to terminate this Agreement in whole or as to any portion of REGENT PATENT RIGHTS or JOINT PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination will be subject to Article 23 (Notices) and termination of this Agreement will be effective ninety (90) days after the effective date of such notice.

12.2	Any termination pursuant to Paragraph 12.1 will not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of REGENTS arising under this Agreement prior to such termination.

13.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

Upon termination of this Agreement, for a period of one year after the date of termination LICENSEE may complete and SELL any LICENSED PRODUCTS in stock, in process or subject to binding purchase orders, and continue to render any previously commenced LICENSED SERVICES under existing agreements, and continue the practice of LICENSED METHOD only to the extent necessary to do so; provided, however, that all such SALES will be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

14.	PATENT PROSECUTION AND MAINTENANCE

14.1

REGENTS will diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS’ PATENT RIGHTS, subject to LICENSEE’S reimbursement of REGENTS’ out of pocket costs under Article 14.4 below, and all patent applications and patents under REGENTS’ PATENT RIGHTS will be held in the name of REGENTS. REGENTS will have sole responsibility for retaining and instructing patent counsel with regards to U.S. Patent Applications, Serial No. [ * ], and continuing applications thereof including divisions, substitutions, extensions and continuation-in-part applications any patents issuing on said application or continuing applications including reissues; and any corresponding foreign patents or applications, but continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTION shall be subject to the approval of LICENSEE. If LICENSEE rejects three of REGENTS’ choices of prosecution counsel, then REGENTS may select new prosecution counsel without LICENSEE’s consent. REGENTS shall promptly provide LICENSEE with copies of all relevant documentation so that LICENSEE may be currently informed and apprised of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

continuing prosecution and LICENSEE agrees to keep this documentation confidential in accordance with Article 26. LICENSEE may comment upon such documentation, provided, however, that if LICENSEE has not commented upon such documentation in reasonable time for REGENTS to sufficiently consider LICENSEE’s comments prior to the deadline for filing a response with the relevant government patent office, REGENTS will be free to respond appropriately without consideration of LICENSEE’s comments. LICENSEE and LICENSEE’s patent counsel will have the right to consult with patent counsel chosen by REGENTS.

14.2	LICENSEE will diligently prosecute and maintain the United States and foreign patent applications and patents under JOINT PATENT RIGHTS and all patent applications and patents under JOINT PATENT RIGHTS will be held in the name of REGENTS and LICENSEE. LICENSEE will have sole responsibility for retaining and instructing patent counsel with regards to U.S. Patent Applications, Serial Nos. [ * ], and continuing applications thereof including divisions, substitutions, extensions and continuation-in-part applications any patents issuing on said application or continuing applications including reissues; and any corresponding foreign patents or applications. LICENSEE shall promptly provide REGENTS with copies of all relevant documentation so that REGENTS may be currently informed and apprised of the continuing prosecution and REGENTS agrees to keep this documentation confidential in accordance with Article 26. REGENTS may comment upon such documentation, provided, however, that if REGENTS has not commented upon such documentation in reasonable time for LICENSEE to sufficiently consider REGENTS’s comments prior to the deadline for filing a response with the relevant government patent office, LICENSEE will be free to respond appropriately without consideration of REGENTS comments. REGENTS and REGENTS’ patent counsel will have the right to consult with patent counsel chosen by LICENSEE. If LICENSEE decided to not file or cease patent prosecution on a patent application or maintenance of a JOINT PATENT RIGHTS, the LICENSEE will notify the REGENTS so the REGENTS may continue the patent prosecution or maintenance at its own cost.

14.3	REGENTS and LICENSEE will use reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE and REGENTS to protect the LICENSED PRODUCTS contemplated to be SOLD or to be practiced under this Agreement.

14.4	Subject to Paragraphs 14.4 and 14.5, all past (unreimbursed), present, and future costs for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents under REGENTS’ PATENT RIGHTS will be borne by LICENSEE, so long as the licenses granted to LICENSEE herein are exclusive. To date the unreimbursed past patent costs are approximately Four Thousand One Hundred and Seven U.S. Dollars (US$4,107.00) Payments are due within [ * ] days after receipt of invoice from REGENTS. If, however, REGENTS reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Paragraphs 7.3, 7.4, or 7.5 and REGENTS grants additional license(s), the costs of preparing, filing, prosecuting and maintaining such patent applications and patents will be divided equally among the licensed parties from the effective date of each subsequently granted license agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.5	LICENSEE’s obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs will continue for so long as this Agreement remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon [ * ] months’ written notice to REGENTS. REGENTS will use its best efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such applications or patents at its sole discretion and expense; provided, however, that LICENSEE will have no further right or licenses thereunder.

15.	MARKING

LICENSEE agrees to mark LICENSED PRODUCT(S) (or their containers or labels) made, sold, licensed or otherwise disposed of in the United States under the license granted in this Agreement with the patent numbers of any applicable U.S. patent(s) in accordance with applicable U.S. laws. All LICENSED PRODUCTS shipped to, manufactured, or sold in other countries will be marked in such manner as to conform with the patent laws and practice of such countries.

16.	USE OF NAMES AND TRADEMARKS

Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by REGENTS, the use by LICENSEE of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited.

17.	LIMITED WARRANTIES AND LIMITATION OF LIABILITY

17.1	REGENTS warrants to LICENSEE that it has the lawful right to grant this license.

17.2	This license and the associated INVENTION are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, REGENTS’ PATENT RIGHTS OR JOINT PATENT RIGHTS, LICENSED PRODUCT(S), LICENSED SERVICES OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3	SUBJECT TO LICENSEE’S DUTIES UNDER ARTICLE 19 FOR CLAIMS OF THIRD PARTIES, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTIAL, SPECIAL, INDIRECT OR CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, REGENTS’ PATENT RIGHTS AND JOINT PATENT RIGHTS, LICENSED METHOD, OR LICENSED PRODUCT(S).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17.4	Nothing in this Agreement is or will be construed as:

(a)	A warranty or representation by REGENTS as to the validity, enforceability or scope of any REGENT PATENT RIGHTS or JOINT PATENT RIGHTS; or

(b)	A warranty or representation that anything made, used, or SOLD under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)	An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 18; or

(d)	Conferring by implication, estoppel, or otherwise any license or rights under any patents of REGENTS other than REGENTS’ PATENT RIGHTS AND JOINT PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to REGENTS’ PATENT RIGHTS AND JOINT PATENT RIGHTS; or

(e)	An obligation to furnish any know-how not provided in the patents and patent applications under REGENT PATENT RIGHTS or JOINT PATENT RIGHTS.

18.	PATENT INFRINGEMENT

18.1	In the event that a party (for the REGENTS, to the extent of actual knowledge of the licensing professional responsible for administration of this Agreement) learns of the substantial infringement of any REGENT PATENT RIGHTS or JOINT PATENT RIGHTS under this Agreement, they will promptly provide the other party with notice and reasonable evidence of such infringement (“Infringement Notice”). During the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither party will notify a third party, including the infringer, of the infringement without first obtaining consent of the other party, which shall not be unreasonably withheld. The parties will cooperate to terminate such infringement without litigation.

18.2

If the infringing activity of potential commercial significance has not been abated within [ * ] days following the effective date of the Infringement Notice, LICENSEE may institute suit for patent infringement against the infringer. REGENTS may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join REGENTS in a suit initiated by LICENSEE without REGENTS’ prior written consent, If, in a suit initiated by LICENSEE, REGENTS is involuntarily joined

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other than by LICENSEE, LICENSEE will pay the out-of-pocket costs incurred by REGENTS arising out of such suit, including but not limited to, any legal fees of counsel that REGENTS selects and retains to represent it in the suit, assuming REGENTS will use reasonable efforts to pursue a joint defense if there are no related conflicts that make such joint defense unreasonable. For the avoidance of doubt, REGENTS will determine reasonableness.

18.3	If, within [ * ] days following the effective date of the Infringement Notice, the infringing activity of potential commercial significance has not been abated and if LICENSEE has not brought suit against the infringer, REGENTS may institute suit for patent infringement against the infringer. If REGENTS institutes such suit, LICENSEE may not join such suit without REGENTS’ consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of REGENTS’ suit or any judgment rendered in that suit.

18.4	Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided that legal action brought jointly by REGENTS and LICENSEE and participated in by both, will be at the joint expense of the parties and all recoveries will be allocated in the following order: a) to each party reimbursement in equal amounts of the attorney’s costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are paid in full; and b) any remaining amount shared jointly by them in proportion [ * ], but in no event will REGENTS’ share be less than [ * ] of such remaining amounts if REGENTS is a party.

18.5	Each party will cooperate with the other in litigation instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the action, except that REGENTS may, at its own expense, be represented by counsel of its choice in any suit brought by LICENSEE.

19.	INDEMNIFICATION

19.1	LICENSEE will, and will require its sublicensees, to indemnify, hold harmless, and defend REGENTS, its officers, employees, and agents, sponsor(s) of the research that led to the INVENTION, the inventors of any patents and patent applications in REGENTS’ PATENT RIGHTS and JOINT PATENT RIGHTS, and their employers (“REGENTS INDEMNITEES”) against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising of exercise of this license or any sublicense including, without limitation, any cause of action relating to product liability This indemnification will include but not to be limited to any product liability.

19.2	LICENSEE, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

(a)	prior to clinical trials, Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Each Occurrence	$500,000
Products/Completed Operations Aggregate	$0.
Personal and Advertising Injury	$0.
General Aggregate	$1,000,000

(b)	upon the earlier of any clinical trials, Commercial Form General Liability Insurance (contractual Liability included) with limits as follows:

Each Occurrence	$5,000,000
Products/Completed Operations Aggregate	$5,000,000
Personal and Advertising Injury	$0.
General Aggregate	$3,000,000

(c)	upon the earlier of the First Commercial Sale of a LICENSED PRODUCT or LICENSED SERVICE, Commercial Form General Liability Insurance (contractual Liability included) with limits as follows:

Each Occurrence	$5,000,000
Products/Completed Operations Aggregate	$10,000,000
Personal and Advertising Injury	$5,000,000
General Aggregate	$10,000,000

If the above insurance is written on a claims-made form, it shall continue for three (3) years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the First Commercial Sale of LICENSED PRODUCT; and

(d)	worker’s compensation as legally required in the jurisdiction in which LICENSEE is doing business.

19.3	The coverage and limits referred to in Subparagraphs 19.2a, 19.2b and 19.2c above will not in any way limit the liability of LICENSEE under this Article. Upon the execution of this Agreement, LICENSEE will furnish REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates will:

(a)	indicate that REGENTS has been endorsed as an additional insured under the coverage described above in Subparagraph l9.2.

(b)	include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by REGENTS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSEE will promptly notify REGENTS of any cancellation of insurance coverages; LICENSEE will promptly notify REGENTS of any material reduction of the insurance coverages below the amounts required hereunder.

19.4	LICENSEE will provide prompt written notice of any cancellation of insurance coverages or any material reduction of the insurance coverages below the amounts required above in Subparagraph 19.2.

19.5	REGENTS will promptly notify LICENSEE in writing of any claim or suit brought against REGENTS for which REGENTS intends to invoke the provisions of this Article 19. LICENSEE will keep REGENTS informed of its defense of any claims pursuant to this Article 19.

20.	COMPLIANCE WITH LAWS

LICENSEE will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, SALE or import of the LICENSED PRODUCTS, LICENSED SERVICES, or practice of the LICENSED METHOD. LICENSEE understands that REGENTS is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS’ obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license will not be required nor that, if required, it will be issued.

21.	GOVERNMENT APPROVAL OR REGISTRATION

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify REGENTS if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

22.	ASSIGNMENT

This Agreement is binding upon and shall inure to the benefit of REGENTS, its successors and assigns. This Agreement will be personal to LICENSEE and is only assignable by LICENSEE only with the written consent of REGENTS, except that LICENSEE may freely assign this Agreement to its AFFILIATE, or an acquirer of all or substantially all of LICENSEE’s stock, assets or business to which this Agreement relates. If LICENSEE assigns this Agreement to a non-AFFILIATE third party, then upon execution of the assignment, LICENSEE will (i) provide REGENTS with the updated contact information, and (ii) pay REGENTS Three Hundred Thousand Dollars ($300,000) within [ * ] days after

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the effective date of the assignment. The REGENTS may assign to an invention management organization without LICENSEES approval, provided that the organization is managing the inventions on behalf of the University of California, Berkeley.

23.	NOTICES

All notices under this Agreement shall be in writing and may be delivered in person, or mailed by registered or certified U.S. mail, or sent by nationally recognized overnight courier. All such notices shall be deemed delivered at the following address.

To REGENTS:	Office of Technology Licensing
2150 Shattuck Avenue, Suite 510
Berkeley, CA 94704-1347
Attn.: Director
(UC Case No.: [ * ])

To LICENSEE:	Aduro Biotech
626 Bancroft Way
Berkeley, CA 94710-2224
Attn.: Steven Bodovitz <sbodovitz@adurobiotech.com>

If received on a day other than a business day, then such notice shall be deemed delivered on the next business day at the address of receipt. Either party may change its address upon written notice to the other party.

24.	LATE PAYMENTS

If monies owed to REGENTS under this Agreement are not received by REGENTS when due, LICENSEE will pay to REGENTS interest charges at a rate of [ * ] per annum. Such interest will be calculated from the date payment was due until actually received by REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of REGENTS related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 25 (Waiver) of this Agreement.

25.	WAIVER

The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

26.	CONFIDENTIALITY

26.1	Each party will secure and hold the other party’s proprietary business and technical information, patent prosecution material and other proprietary information, including the negotiated terms of this Agreement, in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license agreements of a similar nature. This obligation will expire [ * ] years after the termination or expiration of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

26.2	Nothing contained herein will in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:

(a)	at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

(b)	the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

(c)	is independently made available to the receiving party without restrictions as a matter of right by a third party; or

(d)	is subject to disclosure under the California Public Records Act or other requirements of law.

26.3	REGENTS will be free to release to the inventors and senior administrators employed by REGENTS the terms and conditions of this Agreement upon their request. If such release is made, REGENTS will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others. Should a third party inquire whether a license to REGENT PATENT RIGHTS or JOINT PATENT RIGHTS is available, REGENTS may disclose the existence of this Agreement and the extent of the grant in Articles 3 and 4 to such third party, but will not disclose the name of LICENSEE unless LICENSEE has already made such disclosure publicly, except where REGENTS is required to release information under either the California Public Records Act or other applicable law, provided REGENTS gives prior written notice to LICENSEE of such disclosure. REGENTS can publicly identify LICENSEE’s corporate name and contact information as an entity with which REGENTS has an agreement that involves the commercialization of technology developed at the University of California, Berkeley; however this exception does not cover other information about this AGREEMENT, including INVENTIONS and INVENTORS, when used in association with LICENSEE’s name

26.4	LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within [ * ] days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information will be subject to the confidentiality provisions set forth in Article 26.1. LICENSEE and REGENTS agree to provide each other, within [ * ] days following termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

27.	FORCE MAJEURE

Except for LICENSEE’s obligation to make any payments to REGENTS hereunder (assuming that the ability of LICENSEE to recover revenue and make payments is unimpaired by the force majeure), the parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties’ respective obligations hereunder will resume.

28.	SEVERABILITY

The provisions of this Agreement are severable, and in the event that any provision of this Agreement will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

29.	APPLICABLE LAW AND VENUE

THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application under REGENT PATENT RIGHTS or JOINT PATENT RIGHTS will be determined by the applicable law of the country of such patent or patent application. Any legal action brought by the parties relating to this Agreement will be conducted in San Francisco, California.

30.	SCOPE OF AGREEMENT

This Agreement (except for the Confidentiality Agreement dated April 16, 2013, which will continue to the extent it is not inconsistent with this Agreement) incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.

31.	HEADINGS

Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

32.	COUNTERPARTS

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

33.	ELECTRONIC COPY

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE		ADURO BIOTECH INC
UNIVERSITY OF CALIFORNIA

By	/s/ Carol Mimura	By	/s/ Gregory W. Schafer
Carol Mimura, Ph.D.
	Assistant Vice Chancellor	Printed Name Gregory W. Schafer
	Office of Technology Licensing	Title	COO

Date	10/6/2014	Date	26 September 2014

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.